Calculation of Filing Fee Tables
S-8
NexPoint Residential Trust, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	976,000	$ 36.81	$ 35,926,560.00	0.0001531	$ 5,500.36
Total Offering Amounts:						$ 35,926,560.00		$ 5,500.36
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,500.36
Offering Note
[1]	(1) Fee calculated in accordance with Rule 457(h) of the Securities Act of 1933 (the "Securities Act"). (2) This Registration Statement on Form S-8 (this "Registration Statement") covers 976,000 shares of common stock, par value $0.01 per share (the "Common Stock") of NexPoint Residential Trust, Inc. (the "Company") that are reserved for issuance pursuant to the Company's 2025 Long Term Incentive Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Company that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction. (3) Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on May 16, 2025.